LYRIS, INC.
2005 EQUITY-BASED COMPENSATION PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD

Unless otherwise defined herein, the terms defined in the Lyris, Inc. (f/k/a/ J. L. Halsey Corporation) (the “Company”) 2005 Equity-Based Compensation Plan (the “Plan”) shall have the same meanings in this Notice of Restricted Stock Unit Award (the “Notice”).

Name:

Address:

You (“Participant”) have been granted an award of Restricted Stock Units (“RSUs”) under the Plan subject to the terms and conditions of the Plan, this Notice and the attached Award Agreement (Restricted Stock Units) (hereinafter “RSU Agreement”).

Number of RSUs:

Date of Grant:

Vesting Commencement Date:	[____________], which date is the Effective Date of the Employment Agreement between the Company and Participant (the “Employment Agreement”)

Expiration Date:	The date on which settlement of all RSUs granted hereunder occurs, with earlier expiration upon the Termination Date

Vesting Schedule:	Subject to the limitations set forth in this Notice, the Plan and the RSU Agreement, the RSUs will vest in accordance with the following schedule: The RSUs will vest over four (4) years, with 25% of the total number of shares subject to the RSU vesting on the one-year anniversary of the Vesting Commencement Date (the “First Vesting Date”) and, the remainder vesting in equal installments of 1/12 of the total number of shares subject to the RSU on each three-month anniversary (i.e., quarterly anniversary) of the First Vesting Date thereafter; provided, in each case that the Participant continues to be employed by the Company or remains on the Board.

Notwithstanding the foregoing, in the event of certain separations from service from the Company or a Change in Control of the Company, the vesting of the RSUs will be accelerated as set forth in the Employment Agreement.

You understand that your employment or consulting relationship or service with the Company is for an unspecified duration, can be terminated at any time (i.e., is “at-will”), and that nothing in this Notice, the RSU Agreement or the Plan changes the at-will nature of that relationship. You acknowledge that the vesting of the RSUs pursuant to this Notice is earned only by continuing service as an Employee, Director or Consultant of the Company. You also understand that this Notice is subject to the terms and conditions of both the RSU Agreement and the Plan, both of which are incorporated herein by reference. You have read both the RSU Agreement and the Plan.

PARTICIPANT	LYRIS, INC.

Signature:	By:

Print Name:	Its:

LYRIS, INC.
AWARD AGREEMENT (RESTRICTED STOCK UNITS) TO THE
LYRIS, INC. 2005 EQUITY-BASED COMPENSATION PLAN

     Unless otherwise defined herein, the terms defined in the Lyris, Inc. (f/k/a/ J. L. Halsey Corporation) (the “Company”) 2005 Equity-Based Equity Compensation Plan (the “Plan”) shall have the same defined meanings in this Award Agreement (Restricted Stock Units) (the “Agreement”).

Participant has been granted Restricted Stock Units (“RSUs”) subject to the terms, restrictions and conditions of the Plan, the Notice of Restricted Stock Unit Award (the “Notice”) and this Agreement.

1. Settlement. Settlement of RSUs shall be made within 30 days following the applicable date of vesting under the vesting schedule set forth in the Notice. Settlement of RSUs shall be in shares of Stock.

2. Withholding and Net Issuance of the Shares. When, under applicable tax laws, Participant incurs tax liability in connection with the vesting or settlement of any RSUs or issuance of Shares in connection therewith that is subject to tax withholding by the Company, the Company may satisfy the minimum tax withholding obligation on behalf of the Participant and shall withhold from the Shares to be issued, the number of Shares having a fair market value (determined on the date that the amount of tax to be withheld is determined) equal to the amount required to be withheld for income and employment taxes.

3. No Stockholder Rights. Unless and until such time as shares of Stock are issued in settlement of vested RSUs, Participant shall have no ownership of the shares of Stock allocated to the RSUs and shall have no right dividends or to vote such shares of Stock.

4. Dividend Equivalents. Dividends, if any (whether in cash or shares of Stock), shall not be credited to Participant.

5. No Transfer. The RSUs and any interest therein shall not be sold, assigned, transferred, pledged, hypothecated, or otherwise disposed of.

6. Termination. [Except as may be provided in the Participant’s Employment Agreement with the Company (the “Employment Agreement”)], if Participant’s service Terminates for any reason, all unvested RSUs shall be forfeited to the Company forthwith, and all rights of Participant to such RSUs shall immediately terminate. In case of any dispute as to whether Termination has occurred, the Committee shall have sole discretion to determine whether such Termination has occurred and the effective date of such Termination.

7. U.S. Tax Consequences. Participant acknowledges that there will be tax consequences upon settlement of the RSUs or disposition of the shares of Stock, if any, received in connection therewith, and Participant should consult a tax adviser regarding Participant’s tax obligations prior to such settlement or disposition. Upon vesting of the RSU, Participant will include in income the fair market value of the shares of Stock subject to the RSU. The included amount will be treated as ordinary income by Participant and will be subject to withholding by the Company when required by applicable law. Upon disposition of the shares of Stock, any subsequent increase or decrease in value will be treated as short-term or long-term capital gain or loss, depending on whether the shares of Stock are held for more than one year from the date of settlement. Further, an RSU may be considered a deferral of compensation that may be subject to Section 409A of the Code. Section 409A of the Code imposes special rules to the timing of making and effecting certain amendments of this RSU with respect to distribution of any deferred compensation. You should consult your personal tax advisor for more information on the actual and potential tax consequences of this RSU.

8. Acknowledgement. The Company and Participant agree that the RSUs are granted under and governed by the Notice, this Agreement and the provisions of the Plan. Participant: (i) acknowledges receipt of a copy of the Plan and the Plan prospectus, (ii) represents that Participant has carefully read and is familiar with their provisions, and (iii) hereby accepts the RSUs subject to all of the terms and conditions set forth herein and those set forth in the Plan and the Notice.

9. Entire Agreement; Enforcement of Rights. This Agreement, the Plan, the Notice and the Employment Agreement constitute the entire agreement and understanding of the parties relating to the subject matter herein and supersede all prior discussions between them. Any prior agreements, commitments or negotiations concerning the purchase of the shares of Stock hereunder are superseded. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing and signed by the parties to this Agreement. The failure by either party to enforce any rights under this Agreement shall not be construed as a waiver of any rights of such party.

10. Compliance with Laws and Regulations. The issuance of shares of Stock will be subject to and conditioned upon compliance by the Company and Participant with all applicable state and federal laws and regulations and with all applicable requirements of any stock exchange or automated quotation system on which the Company’s Common Stock may be listed or quoted at the time of such issuance or transfer.

11. Governing Law; Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (i) such provision shall be excluded from this Agreement, (ii) the balance of this Agreement shall be interpreted as if such provision were so excluded and (iii) the balance of this Agreement shall be enforceable in accordance with its terms. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Stock hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

12. No Rights as Employee, Director or Consultant. Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Company, or a Parent or Subsidiary of the Company, to terminate Participant’s service, for any reason, with or without cause.

     By Participant’s signature and the signature of the Company’s representative on the Notice, Participant and the Company agree that this RSU is granted under and governed by the terms and conditions of the Plan, the Notice, this Agreement and the Employment Agreement. Participant has reviewed of the Plan, the Notice, this Agreement[ and the Employment Agreement] in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Agreement, and fully understands all provisions of the Plan, the Notice, this Agreement[ and the Employment Agreement]. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions relating to of the Plan, the Notice, this Agreement[ and the Employment Agreement]. Participant further agrees to notify the Company upon any change in Participant’s residence address.